UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

PaxMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41475	85-0870387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 South Broadway, Suite 125 Tarrytown, NY	10591
(Address of principal executive offices)	(Zip Code)

(914) 987-2876

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of PaxMedica, Inc. (the “Company”) was held on May 23, 2024 (the “Annual Meeting”). At the Annual Meeting, there were present, in person virtually or by proxy, holders of 3,483,383 shares of common stock, or approximately 46.6% of the total outstanding shares eligible to be voted. The final voting results with respect to each proposal presented at the Annual Meeting is set forth below:

Proposal One - Election of Directors

The Company’s stockholders approved the election of one Class II director to the Company’s Board of Directors for a three-year term expiring at the 2027 annual meeting of stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal, by the following vote:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Karen LaRochelle	979,676	139,465	360,923	2,003,319

Proposal Two - Reverse Stock Split

The Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation, as amended from time to time, to effect, at the discretion of the board of directors, a reverse stock split of the Company’s common stock, par value $0.0001 per share, at a ratio in the range of 1-for-2 to 1-for-25, with such ratio to be determined at the discretion of the board of directors at any time prior to May 22, 2025, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,146,872	1,329,652	6,859	-

Proposal Three – Amendment to the Company’s Certificate of Incorporation

The Company’s stockholders did not approve an amendment to the Company’s Certificate of Incorporation to provide for the exculpation of officers as permitted by the Delaware General Corporation Law by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,298,571	145,805	35,688	2,003,319

Approximately 17.4% of the outstanding shares of the Company’s common stock voted in favor of Proposal Three, the approval of which required the affirmative vote of a majority of the outstanding shares of the Company’s common stock.

Proposal Four – Ratification of Appointment of Independent Registered Accounting Firm

The Company’s stockholders ratified the appointment of Marcum LLP as the independent registered public accounting firm of PaxMedica, Inc. for the fiscal year ending December 31, 2024 by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,992,467	473,208	17,708	-

Proposal Five – Adjournment Proposal

The Company had solicited proxies in favor of the Adjournment Proposal, which would have given the Company the authority to adjourn the Special Meeting to solicit additional proxies.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,337,209	1,079,372	66,802	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PaxMedica, Inc.

By:	/s/ Howard J. Weisman
Names: Howard J. Weisman
Title: Chief Executive Officer

Date: May 28, 2024